Exhibit 10.1

TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (this “Termination Agreement”) is made and entered into this 1st day of February, 2018, by and between Raceland QSR, LLC, a Louisiana limited liability company (“Seller”), and Seediv, LLC, a Louisiana limited liability company (“Buyer”).

Recitals

WHEREAS, Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Estate, dated October 4, 2017, by and between Seller and Buyer (as amended to date, the “Purchase Agreement”); and

WHEREAS, the parties hereto wish to terminate the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.      The Purchase Agreement is hereby terminated in its entirety effective the date hereof.

2.      Each party, for itself and on behalf of its directors, officers, equity holders, affiliates, employees, agents, representatives, attorneys, accountants, successors and assigns (collectively, the “Releasing Parties”), does hereby fully and irrevocably remise, release and forever discharge the other Party, and its directors, officers, equity holders, affiliates, employees, agents, representatives, attorneys, accountants, successors and assigns (collectively, the “Released Parties”), of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that the Releasing Parties ever had, now have or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof, arising out of the Purchase Agreement (collectively, “Claims”). The Releasing Parties further agree and covenant not to sue or bring, or assign to any third person, any Claims or charges against any of the Released Parties with respect to any matter covered by the release set forth above, and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth above.

3.       The Termination Agreement shall be governed in all respects by the laws in effect in the State of Florida, without regard to the principles of conflicts of law, and for all purposes shall be construed in accordance with such laws.

4.       This Termination Agreement may be executed in two or more counterparts and delivered electronically, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Termination Agreement on the day and year first above written.

RACELAND QSR, LLC

By:	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Manager

SEEDIV, LLC

By:	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

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